Exhibit 10.34

Confidential Treatment Requested by Tesla Motors, Inc.

Exclusivity and Intellectual Property Agreement

Between

TESLA MOTORS, INC.

And

DAIMLER NORTH AMERICA CORPORATION

May 11, 2009

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

EXCLUSIVITY AND INTELLECTUAL PROPERTY AGREEMENT

This Exclusivity and Intellectual Property Agreement (this “Agreement”) is made as of the 11th day of May, 2009 (the “Effective Date”), by and between Tesla Motors, Inc., a Delaware corporation (the “Company”), on the one hand, and Daimler North America Corporation, a Delaware corporation (“Daimler”), on the other hand (each a “Party” and together the “Parties”).

WHEREAS, on February 24, 2009 Company and Daimler AG executed a Series E Term Sheet (the “Term Sheet”) which, set forth, among other things, the outline of certain terms respecting exclusivity and rights to intellectual property;

WHEREAS, on even date herewith Company and Blackstar Investco LLC (“Blackstar”) are entering into the Series E Preferred Stock Purchase Agreement (the “Series E Agreement”) and certain other agreements contemplated by the Term Sheet;

WHEREAS, Daimler or any of its Affiliates (as such term is defined in the Series E Agreement) and Company intend to enter into a series of definitive agreements regarding a series of strategic projects outlined in the Term Sheet (collectively, the “Strategic Agreements”);

WHEREAS, the Parties are entering into this Agreement in conjunction with Company and Blackstar entering into the Series E Agreement and certain other agreement and would not have entered into any agreement without entering into all agreements; and

WHEREAS, accordingly, in connection with the Series E Agreement, the Parties wish to further outline, in this Agreement, their respective rights and obligations respecting exclusivity and the disposition of certain intellectual property to be used in connection with the Strategic Cooperation Areas (as such term is defined herein) pursuant to the Strategic Agreements.

NOW THEREFORE, the Parties hereby agree as follows:

1. Strategic Agreements.

(a)	On May 1, 2009 Daimler and Company entered into a Strategic Agreement titled “SMART 451 ED Predevelopment Contract” with respect to battery supply for a “Smart EV Project” (“Strategic Cooperation Area 1”).

(b)	Daimler, or any of its Affiliates, on the one hand, and Company, on the other hand, will negotiate in good faith and use reasonable commercial efforts to enter into the Strategic Agreements respecting the following areas of strategic cooperation (each a “Strategic Cooperation Area”) within six (6) months after the Effective Date, which are more fully described in the Strategic Cooperation Area term sheets exchanged by the parties in connection with the Series E Agreement:

(i)	Strategic Cooperation Area 2: Technology collaboration in areas including cell combination and specification, battery management systems, battery cooling and electrical powertrain and/or such other technology areas as may be mutually agreed upon by the Parties in the course of negotiating and entering into the Strategic Agreement for Strategic Cooperation Area 2;

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

(ii)	Strategic Cooperation Area 3: Automotive support by Daimler or by a third-party coordinated by Daimler (including [***], vehicle engineering, [***], [***] and/or such other automotive support services as may be mutually agreed upon by the Parties in the course of negotiating and entering into the Strategic Agreement for Strategic Cooperation Area 3) to Company to [***];

(iii)	Strategic Cooperation Area 4: Joint engineering and development of an electric vehicle that will be (x) equipped with [***], (y) badged and branded in a manner to be mutually agreed upon by the Parties and (z) based upon a [***]. The Parties intend to [***]. For the avoidance of doubt, the Parties shall commence collaboration on the joint engineering and development of such vehicle upon the execution of the applicable Strategic Agreement for Strategic Cooperation Area 4; and

(iv)	Strategic Cooperation Area 5: Company will be given access to certain mutually agreed upon components from Daimler or its suppliers that are used on Daimler vehicles for use by Company solely in Company designed products.

(c)	The Parties acknowledge and agree that (i) the specific areas of collaboration for each Strategic Cooperation Area may be subject to change in order to satisfy the Parties’ strategic objectives and that any such modifications may be made by mutual written agreement of the Parties, (ii) Daimler, or any of its Affiliates, on the one hand, and Company, on the other hand, may, but have no obligation to, (y) mutually agree to collaborate and cooperate with one another on one or more strategic projects from time to time in addition to the Strategic Cooperation Areas contemplated under this Agreement (each an “Additional Strategic Cooperation Area”) and (z) enter into one or more written agreements relating to such Additional Strategic Cooperation Areas (each an “Additional Strategic Agreement”), (iii) notwithstanding the expiration or termination of any Strategic Agreement or Additional Strategic Agreement for any reason, the other Strategic Agreements and/or Additional Strategic Agreements in effect as of the effective date of such expiration or termination (as applicable) shall remain in full force and effect, and (iv) all rights granted to Daimler herein and in each Strategic Agreement and/or Additional Strategic Agreement shall also be deemed to include Daimler and its Affiliates.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

2. Exclusivity.

(a)	Commencing on the Effective Date and continuing thereafter for a period of six (6) months from such date (the “Exclusivity Period”), neither the Company nor any of its Affiliates shall, without the prior written consent of Daimler (which may not be unreasonably withheld or delayed by Daimler) participate in any negotiations with any Person (as such term is defined in the Series E Agreement) with respect to or in connection with any kind of arrangement or transaction, or otherwise participate in, support, implement, provide for (directly or indirectly in any manner) or enter into any kind of arrangement or transaction, which contemplates or includes the development of any vehicles or powertrains that compete or would reasonably be expected to compete, directly or indirectly, with Daimler, its Affiliates and/or any of Daimler’s or its Affiliates’ respective businesses, products and/or services (each, a “Competitive Arrangement”); provided, however, that so long as the results of any arrangement or transaction with such Person are, without limitation, sold and/or marketed solely using the Company owned and controlled brand “Tesla”, the following transactions and those transactions described in Section 2(c) (each, a “Permitted Arrangement”) shall not be Competitive Arrangements:

(i)	In the automotive vehicle segments outside of [***] or in any other automotive vehicle class under a commercial agreement between Daimler or its Affiliates, on the one hand, and Company or its subsidiaries, on the other hand, in which the parties to such agreement are materially compliant;

(ii)	In any automotive vehicle segment in a geography in which Daimler or its Affiliates does not sell or distribute the [***] or in any other automotive vehicle class under a commercial agreement between Daimler or its Affiliates, on the one hand, and Company or its subsidiaries, on the other hand, in which the parties to such agreement are materially compliant; and

(iii)	In any automotive vehicle segment in any geography [***] after the first commercial sale of a vehicle (including the [***]) developed under a commercial agreement between Daimler or its Affiliates, on the one hand, and Company or its subsidiaries, on the other hand.

(b)

Upon entering a Strategic Agreement for Strategic Cooperation Area 4 and subject to good faith negotiations of the terms of such Strategic Agreement, such Strategic Agreement will provide that, for so long as Daimler and Tesla jointly commit to, and are likely to achieve, a minimum average product cycle combined volume of [***] vehicles annually over a five (5) year period starting with model year [***] for the [***], where the volume commitment is contingent on meeting agreed upon criteria (e.g., delivery, production, performance, etc.), under terms to be set forth in such agreement, Company may not enter into a Competitive Arrangement with a Daimler Strategic Competitor to supply vehicles in the [***] for sale under a non-Tesla brand until the

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

earlier of (y) five (5) years following the Effective Date hereof or (z) three (3) years following the consummation of a Qualified IPO (as such term is defined in Series E Agreement) (the “Restricted Period”). Subject to the foregoing, such Strategic Agreement will also provide that:

(i)	if Company receives an offer to enter a Competitive Arrangement from a Daimler Strategic Competitor to develop a vehicle outside the [***], Daimler may exercise the right to enter the agreement on substantially similar terms, as set forth in Section 3. In the event Daimler that does not exercise its right, Company may enter the Competitive Arrangement with the Daimler Strategic Competitor to supply a non-Tesla branded vehicle, but only so long as the vehicle start of production is at least [***] after the start of production of the [***] (or the end of the Restricted Period which ever is earlier); and

(ii)	Company shall not enter into a Competitive Arrangement with a Daimler Strategic Competitor to supply an Integrated EV Powertrain System until [***].

(c)	For the avoidance of doubt, nothing set forth in this Agreement, including this Section 2 or Section 3 below, shall restrict the Company or any of its Affiliates from, independently or with any third party developing any technology for use in a Tesla branded product or service or related to or necessary for the development of the Tesla Roadster or Model S, or engaging in a transaction with an entity that is not a Strategic Daimler Competitor (as such term is defined below), or entering into any transactions, agreements or arrangements with any third party for the provision of any incidental products and/or services (e.g., parts supply agreement, engineering consulting services agreement, etc.) to or on behalf of the Company in connection therewith, or continuing any existing supply agreements. Further, except with respect to those restrictions expressly set forth herein regarding the sale by Company of Integrated EV Powertrain Systems (as such term is defined below), nothing set forth in this Agreement or in any Strategic Agreement will restrict Company from developing and acting as supplier of components for vehicle powertrains which vehicle powertrains have been designed by the third party customer and other vehicle components to third parties or providing related powertrain application engineering.

(d)	An “Integrated EV Powertrain System” means a vehicle powertrain that includes at least a battery, power electronics module and motor, where such components have been engineered by Company to operate as an integrated vehicle powertrain and which powertrain is provided by Company to a third party along with integration engineering to integrate such powertrain into a vehicle. A “Strategic Daimler Competitor” means an automotive OEM that is engaged in the manufacture and sale of complete or substantially complete automobiles.

3. Right of First Refusal. Without limiting, and except for those transactions set forth in, Section 2(c) above, commencing (a) with respect to Competitive Arrangements, on the termination

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

of the Exclusivity Period, and (b) with respect to Permitted Arrangements, on the Effective Date hereof, and continuing until the expiration of Restricted Period, in the event that the Company or any of its Affiliates receives a bona fide offer (including in the form of a term sheet containing customary reasonable details) from any Strategic Daimler Competitor, with respect to a Competitive Arrangement or Permitted Arrangement, as applicable, with such Strategic Daimler Competitor (a “Third Party Offer”), then the Company or such Affiliate, as applicable, shall provide Daimler with written notice of such Third Party Offer, specifying in reasonable detail the material terms and conditions of the same. Daimler shall have (45) forty-five days following Daimler’s receipt of such notice, to notify the Company or such Affiliate in writing (the “Daimler Notice”) if Daimler wishes to exercise the right to offer an agreement to the Company on substantially similar terms. Following such Daimler Notice, Daimler, on the one hand, and the Company or its Affiliate, on the other hand, shall use commercially reasonable efforts to actively execute within sixty (60) days of such Daimler Notice on any such Competitive Arrangement or Permitted Arrangement for which Daimler has exercised its right of first refusal. If Daimler has not provided the Daimler Notice within forty-five (45) days, or the Company or any of its Affiliates and Daimler has not entered into such transaction within (60) sixty days of such notice, as provided above, the Company or any of its Affiliates shall be free to enter into the transaction with the applicable third party on the terms reflected in such Third Party Offer.

4. Other Restrictions. Commencing on the Effective Date hereof and continuing until the expiration of the Restricted Period, neither the Company nor any of its Affiliates shall, without Daimler’s prior written approval (which may not be unreasonably withheld or delayed by Daimler): (a) use LiTec batteries and/or cells or sell LiTec batteries and/or cells for use in any non-Daimler or non-Tesla branded vehicle or (b) subject to the consent provisions set forth in Section 3.2 of the Investors’ Rights Agreement, authorize or issue, or obligate itself to issue, to any Strategic Daimler Competitor other than Blackstar any other security, including any other security convertible into or exercisable for any security, having a preference over, or being on a parity with, the Series E Preferred Stock with respect to voting, dividends, conversion, redemption or upon liquidation.

5. Termination of Exclusivity. Daimler acknowledge and agree that in the event Company terminates any Strategic Agreement and/or Additional Strategic Agreement as a result of a material breach thereof by Daimler (or its Affiliate that is party to such Strategic Agreement or Additional Strategic Agreement) that remains uncured following due notice and an opportunity to cure, pursuant to the mutually agreed upon terms and conditions contained in such Strategic Agreement or Additional Strategic Agreement, then upon the effective date of such termination, Company shall have no further obligation to comply with the exclusivity or right of first refusal provisions set forth in Sections 2 and 3 respectively above, solely with respect to the strategic project(s) specifically contemplated under and subject to the terms of the Strategic Agreement and/or Additional Strategic Agreement that is terminated by Company.

6. Equitable Remedies. The Parties acknowledge and agree that, in the event a Party breaches any of its obligations under Section 2, Section 3 or Section 4 of this Agreement (a) the other Party may suffer substantial, immediate and irreparable harm, (b) the other Party shall not have an adequate remedy at law for money damages in the event of any such failure and (c) that in the event of any such failure, the other Party may be entitled to (i) specific performance, injunctive and other

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

equitable relief to compel the breaching Party to comply with its obligations in accordance with the terms and conditions of Section 2, Section 3 and Section 4 of this Agreement and (ii) any other remedy to which the other Party may be entitled at law or in equity (without the necessity of posting of a bond).

7. Intellectual Property. The Parties will allocate rights and licenses with respect to patents, copyrights, trade secrets, trademarks, and other forms of intellectual property rights or proprietary rights arising under any Laws (as such term is defined in the Series E Agreement) (“Intellectual Property”) in the Strategic Agreements and Additional Strategic Agreements, as may be negotiated in good faith based upon the following principles:

(a)	The SMART 451 ED Predevelopment Contract, which governs Strategic Cooperation Area 1, sets forth the terms with respect to Intellectual Property relevant to such Agreement.

(b)	With respect to Strategic Cooperation Areas 2 and 4, except as otherwise provided in any applicable Strategic Agreement or Additional Strategic Agreement, the following principles shall apply:

(i)	All Intellectual Property generated jointly in the course of the applicable the Strategic Agreements and Additional Strategic Agreements shall, except as may be set forth in such agreements, be jointly owned, without the duty to account, by Daimler and the Company, subject to such mutual restrictions on a Party’s exercise of its joint ownership interest as may be agreed by the Parties in each applicable Strategic Agreement and Additional Strategic Agreement; such that (a) in the case of Company, there will be restrictions on the right of Company to license such joint Intellectual Property to third parties consistent with the restrictions on Company entering into certain agreements with Strategic Daimler Competitors as may be set forth in this Agreement and the relevant Strategic Agreement, and (b) in the case of Daimler, shall limit Daimler’s right to license third parties in a manner that would be competitive with Company.

(ii)

All Intellectual Property generated independently by Daimler or the Company in the course of providing development services under the applicable Strategic Agreements and Additional Strategic Agreements shall be solely owned by Daimler or Company, respectively. The Party owning such Intellectual Property shall license same to the other Party on a royalty-free, non-exclusive basis for use solely in connection with the development activities and services contemplated by the applicable Strategic Agreement and Additional Strategic Agreement. To the extent that such Intellectual Property relates to the products or services developed under such applicable Strategic Agreement and Additional Strategic Agreement, the Party owning such Intellectual Property shall license same to the other Party on a non-exclusive and royalty bearing basis on terms and rates no less favorable than those contained in any arrangement or agreement with a

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

similarly situated third party for the license of such Intellectual Property. In the event that such Intellectual Property has not previously been the subject or such an arrangement or agreement, the Parties shall negotiate in good faith and at arm’s length to agree upon a reasonable terms and royalty rates for such Intellectual Property.

(iii)	All Intellectual Property generated independently by Daimler or the Company outside of the scope of the development services under the applicable Strategic Agreements and Additional Strategic Agreements shall be solely owned by Daimler or Company, respectively. To the extent that such Intellectual Property relates to the products or services developed under such applicable Strategic Agreement and Additional Strategic Agreement, the Party owning such Intellectual Property shall license same to the other Party on a non-exclusive and royalty bearing basis on terms and rates no less favorable than those contained in any arrangement or agreement with a similarly situated third party for the license of such Intellectual Property. In the event that such Intellectual Property has not previously been the subject or such an arrangement or agreement, the Parties shall negotiate in good faith and at arm’s length to agree upon a reasonable terms and royalty rates for such Intellectual Property.

(c)	Except for any license or grant of rights that may be contained in any applicable Strategic Agreement or Additional Strategic Agreement or as otherwise provided herein, nothing contained herein shall be construed to restrict, impair, encumber, alter, deprive or adversely affect a Party’s Intellectual Property or such Party’s rights or interests therein.

(d)	During the Restricted Period, in the event that the Company desires to offer to any Strategic Daimler Competitor a license to any existing or future material Intellectual Property of the Company generated outside the scope of any Strategic Cooperation Area, then Company will offer Daimler a right to obtain a license to such Intellectual Property as follows:

(i)	Company will provide Daimler with notice of such intention to license a third party that is a Strategic Daimler Competitor;

(ii)	Daimler shall have fifteen (15) business days to notify Company if it wishes to license the same Intellectual Property and whether it wants an exclusive or sole license. If Company does not receive such notice from Daimler it shall be free to license such Intellectual Property to such Daimler Strategic Competitor;

(iii)	If Daimler notifies Company that it wants a non-exclusive license, Company may grant a non-exclusive license to such Strategic Daimler Competitor and will license the same such Intellectual Property to Daimler on a non-exclusive basis on such terms and such royalty rates as may be mutually agreed by the Parties; and

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

(iv)	If Daimler notifies Company that it wants a sole license in the automotive field, then the Parties shall negotiate in a good faith the terms, including the royalty and other economic terms, of such license. If the Parties are unable to reach agreement on such license within twenty-five (25) business days of Company receiving such notice from Daimler, Company shall be free to license such Intellectual Property to such Daimler Strategic Competitor, and Daimler may elect to take a non-exclusive license on such terms and such royalty rates as may be mutually agreed by the Parties.

(e)	Except as otherwise provided in any applicable agreement between the Parties, upon expiration of the Restricted Period, (i) any exclusive or sole rights granted to Daimler during the Restricted Period shall revert to non-exclusive rights; and (ii) the right of Daimler to obtain a license as set forth in this Section 7 shall expire.

(f)	Any license granted by one Party to the other as described above shall be of sufficient scope to permit the licensed Party to exercise its rights through its Affiliates, subcontractors, suppliers and distributors.

(g)	Nothing set forth herein shall restrict Company from granting, or apply to Company’s granting of, any licenses to any person outside the automotive field, or subject to Section 7(d)(iv) above, to an entity that is not a Strategic Daimler Competitor.

8. Technical Committee. The Parties shall agree on an appropriate organizational set-up (for example implementation of a Technical Committee) to operationally manage the Strategic Cooperation Areas within each Strategic Agreement.

9. Miscellaneous.

(a)	Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)

Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the laws of Delaware, without giving effect to principles of conflicts of law. It is understood and agreed that each Party’s respective obligations, including with respect to compliance with any restrictions hereunder on

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

such Party’s conduct, are subject to compliance with all applicable Laws (as such term is defined in the Series E Agreement) including those Laws with respect to competition, monopolies and trade practices, and that it shall not be a breach of this Agreement by a Party if such Party is restricted from otherwise complying with the terms hereof by applicable Law.

(c)	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(d)	Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

(e)	Assignability and Change of Control. This Agreement and each Party’s rights hereunder may not be assigned directly or indirectly including in connection with a change of control (including by means of an asset sale, stock sale, merger, or otherwise) of a Party except with the prior written consent of the other Party. Either Party shall, however, have the right upon notice to the other Party to terminate this Agreement in the event that either such Party or the other Party undergoes, or executes and agreement to undergo, a change of control. Any Strategic Cooperation Agreement entered into prior to such change of control shall not be affected by the termination of this Agreement unless otherwise set forth therein.

(f)	Term and Termination. The term of this Agreement shall commence on the Effective Date and shall, unless earlier terminated in accordance with Section 9(e) above, terminate on the last day of the Restricted Period. No terms of this Agreement or obligations or rights of either Party shall survive such termination.

(g)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

* * * * *

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

TESLA MOTORS, INC.

By:	/s/ Elon Musk
Elon Musk,
Chief Executive Officer

Address:

1050 Bing Street San Carlos, CA 94070

SIGNATURE PAGE TO EXCLUSIVITY AND INTELLECTUAL PROPERTY AGREEMENT

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

DAIMLER NORTH AMERICA CORPORATION

By:	/s/ Paulo Silvestri

Name:	Paulo Silvestri

Title:	President and CEO

By:	/s/ Karl W. Kaufmann

Name:	Karl W. Kaufmann

Title:	Asst. Treasurer

Address:	BLACKSTAR INVESTCO LLC
c/o DAIMLER NORTH AMERICA CORPORATION
One Mercedes Drive
Montvale, NJ 07645
Fax No. (201) 573-2595
Attention: Dr. Thomas Laubert

With a copy to:

DAIMLER AG
Epplestr. 225
70546 Stuttgart
Fax No. +49 (711) 17-91577
Attention: Alexander Nediger

With a copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Fax No. (212) 422-4726
Attention: Kenneth A. Lefkowitz

SIGNATURE PAGE TO EXCLUSIVITY AND INTELLECTUAL PROPERTY AGREEMENT

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.